SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     June 19, 2002

Alliant Techsystems Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10582	41-1672694
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5050 Lincoln Drive, Edina, Minnesota	55436-1097
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (952) 351-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On April 1, 2002, Alliant Techsystems Inc. (the Company) realigned its business operations and now has three operating segments:  Aerospace, Precision Systems, and Ammunition.  These operating segments are defined based on the management reporting and reporting used by the Company’s chief executive officer. Also effective April 1, 2002, the Company will report segment results based on income from continuing operations before interest and income taxes, rather than income from continuing operations before income taxes, as was previously reported, to be more consistent with the Company's current internal reporting practices.

The Aerospace operating segment supplies solid propulsion systems for commercial and government space launch vehicles, strategic missiles, and missile defense interceptors; high-performance composite structures for space launch vehicles, military and commercial aircraft, satellites, and spacecraft; and provides operations and technical support services for space launches.  The Precision Systems operating segment supplies gun-launched precision-guided munitions, fuzes and proximity sensors, electronic warfare systems, soldier systems, tactical barrier systems, tactical missile rocket motors and warheads, propulsion for missile defense systems, composite structures for aircraft and weapons systems, medium-caliber and tank ammunition, medium-caliber gun systems, and high-performance batteries for military and aerospace applications.  The Ammunition operating segment supplies small-caliber military ammunition, ammunition propellant, commercial and military smokeless powder, law enforcement and sporting ammunition, and ammunition related products.

The following summarizes the Company’s results by operating segment for each quarter in the years ended March 31, 2002 and 2001 (in thousands):

	Fiscal 2002
	Quarter ended
	July 1, 2001	September 30, 2001	December 30, 2001	March 31, 2002
Sales to external customers:
Aerospace	$197,699	$221,760	$233,103	$210,244
Precision Systems	125,966	127,246	133,756	175,263
Ammunition	71,551	78,561	97,269	129,187
Corporate
Total external sales	395,216	427,567	464,128	514,694
Intercompany sales:
Aerospace	276	235	569	5
Precision Systems	286	369	220	314
Ammunition	7,593	6,090	5,806	12,365
Corporate	(8,155)	(6,694)	(6,595)	(12,684)
Total intercompany sales	—	—	—	—
Total sales	$395,216	$427,567	$464,128	$514,694

Income from continuing operations before interest and income taxes:

Aerospace	$30,248	$34,775	$35,740	$31,897
Precision Systems	10,482	9,439	13,326	16,185
Ammunition	9,740	11,927	11,585	15,542
Corporate	(1,684)	(1,828)	(2,796)	(896)
Income from continuing operations before interest and income taxes	$48,786	$54,313	$57,855	$62,728

	Fiscal 2001
	Quarter ended
	July 2, 2000	October 1, 2000	December 31, 2000	March 31, 2001
Sales to external customers:
Aerospace	$100,305	$102,159	$89,560	$92,173
Precision Systems	91,646	99,768	119,632	158,966
Ammunition	78,133	69,692	67,157	72,758
Corporate
Total external sales	270,084	271,619	276,349	323,897
Intercompany sales:
Aerospace		31	2
Precision Systems	48	2
Ammunition	9,184	1,975	3,569	9,080
Corporate	(9,232)	(2,008)	(3,571)	(9,080)
Total intercompany sales	—	—	—	—
Total sales	$270,084	$271,619	$276,349	$323,897

Income from continuing operations before interest and income taxes:

Aerospace	$19,829	$20,255	$14,409	$16,008
Precision Systems	1,577	1,078	11,764	16,329
Ammunition	10,209	11,833	10,469	7,089
Corporate	(378)	277	(1,182)	(3,472)
Income from continuing operations before interest and income taxes	$31,237	$33,443	$35,460	$35,954

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

By:	/s/ Eric S. Rangen
Name: Eric S. Rangen
Title: Vice President and Chief Financial Officer

Date:       June 19, 2002